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                                                                      Exhibit 10

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-99391 of WCMA Tax-Exempt Fund on Form N-1A of our reports on each Fund and each Trust listed below, appearing in the March 31, 2003 Annual Report of the respective Funds, in the Statement of Additional Information which is part of this Registration Statement.

Name                                           Date of our Report
----                                           ------------------

WCMA Government Securities Fund                      May 21, 2003
Master Government Securities Trust                   May 21, 2003

WCMA Money Fund                                      May 21, 2003
Master Money Trust                                   May 21, 2003

WCMA Tax-Exempt Fund                                 May 21, 2003
Master Tax-Exempt Trust                              May 21, 2003

WCMA Treasury Fund                                   May 21, 2003
Master Treasury Trust                                May 21, 2003


/s/ Deloitte & Touche LLP

Princeton, New Jersey
July 22, 2003